EXHIBIT 3.1
Company Number: 2849544
THE COMPANIES ACTS 1985 TO 1989
PUBLIC COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
OSMETECH plc
1.	The Company’s name is “OSMETECH plc”*.

2.	The Company is to be a public company.

3.	The Company’s registered office is to be situated in England & Wales.
4.	(i)	The object of the Company is to carry on business as a general commercial company.

	(ii)	Without prejudice to the generality of the object and the powers of the Company derived from section 3A of the Act the Company has power to do all or any of the following things:
(a)	To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.
(b)	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any

*	By special resolution the Company changed its name from Steadyextra Trading Limited to Odourmapper Limited with effect from 29 October 1993 and by a further special resolution the Company changed its name from Odourmapper Limited to AromaScan Limited with effect from 6 April 1994. By special resolution passed 9 June 1994 the Company re-registered as a public company with effect from 17 June 1994. By a special resolution passed on 14 June 1999, the Company changed its name to Osmetech plc.

patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.
(c)	To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.
(d)	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.
(e)	To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(f)	To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(g)	To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.
(h)	To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(i)	To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(j)	To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(k)	To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.
(l)	To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(m)	To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(n)	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.
(o)	To act as agents or brokers and as trustees for any person firm or company and to undertake and perform sub-contracts.

(p)	To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(q)	To distribute among the Members of the Company in kind any property of the Company of whatever nature.

(r)	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(s)	To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any Director, officer or Auditor against any liability as is referred to in section 310(1) of the Act; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.
(t)	Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.
(u)	To procure the Company to be registered or recognised in any part of the world.

(v)	To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(w)	To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of the powers given to it by the Act or by this Clause.
AND so that:
(1)	None of the provisions set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

(2)	The word “Company” in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.
(3)	In this Clause the expression “the Act” means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.
5.	The liability of the Members is limited.
6.	The Company’s share capital is £13,000,000 divided into 1,120,000,000 ordinary shares of 0.10 pence each and 1,200,000,000 deferred shares of 0.99 pence each.*

*	By ordinary resolution passed on 25 April 1994 the 1000 ordinary shares of £1 each comprising all of the issued and unissued share capital of the Company were converted and redesignated as 20,000 ordinary shares of 5p each bearing the rights and privileges set out in the articles of association of the Company.

By ordinary resolution passed on 9 June 1994 the authorised share capital of the Company was increased from £1,000 to £50,000 by the creation of 980,000 new ordinary shares of 5p each.

By ordinary resolutions passed on 29 July 1994 the authorised share capital of the Company was increased from £50,000 to £350,000 by the creation of 6,000,000 new ordinary shares of 5p each and each ordinary share was subdivided into 5 ordinary shares of 1p each.

By special resolution passed on 20 October 1998, the authorised share capital of the Company was increased from £350,000 to £2,000,000 by the creation of 165,000,000 new ordinary shares of 1p each.

By special resolution passed on 14 June 1999, the authorised share capital of the Company was increased from £2,000,000 to £3,140,000 by the creation of 114,000,000 new ordinary shares of 1p each.

By special resolution passed on 5 January 2000, the authorised share capital of the Company was increased from £3,140,000 to £3,446,640 by the creation of 30,664,000 new ordinary shares of 1p each.

By special resolution passed on 31 October 2001, the authorised share capital of the Company was increased from £3,446,640 to £3,678,141 by the creation of 23,150,100 new ordinary shares of 1p each.

By special resolution passed on 30 September 2002, the authorised share capital of the Company was increased from £3,678,141 to £810,000,000 by the creation of 422,185,900 new ordinary shares of 1p each.

By ordinary resolution passed on 23 September 2004 the authorised share capital of the Company was increased from £8,100,000 to £12,000,000 by the creation of 390,000,000 new ordinary shares of 1 pence.

By special resolution passed on 25 July 2005 the authorised share capital of the Company was altered from £12,000,000 divided into 1,200,000,000 ordinary shares of 1 pence each to £13,000,000 divided into 11,200,000,000 ordinary shares of 0.01 pence each and 1,200,000,000 deferred shares of 0.99 pence each.

By ordinary resolution passed on 30 September 2005 all of the issued and unissued ordinary shares of 0.10p each in the share capital of the Company were consolidated into ordinary shares of 0.10p each on the basis of one ordinary share of 0.10p each for every 10 ordinary shares of 0.01p each.

exhibit 3.1
Company Number: 2849544
THE COMPANIES ACT 1985
A PUBLIC COMPANY LIMITED BY SHARES
NEW
ARTICLES OF ASSOCIATION
of
OSMETECH plc
(Adopted by the Special Resolution passed on 29 August 2001 and amended by Special
Resolutions passed on 25 July 2005, 30 September 2005 and 3 May 2006)

THE COMPANIES ACT 1985
A PUBLIC COMPANY LIMITED BY SHARES
NEW
ARTICLES OF ASSOCIATION
(Adopted by the Special Resolution
passed on 29 August 2001 and amended by
Special Resolutions on 25 July 2005, 30 September 2005 and 3 May 2006)
— of —
OSMETECH plc
GENERAL
1	No regulations set out in any statute (including any schedule thereto) or in any statutory instrument concerning companies shall apply as regulations or articles of the Company.
INTERPRETATION
2	In these Articles:
(A)	unless the context otherwise requires, the following expressions shall have the following meanings:-

“Act”	the Companies Act 1985;

“these Articles”	these articles of association as they may be amended or varied from time to time;

“Auditors”	the auditors for the time being of the Company;

“Board”	the board of Directors or the Directors present at a quorate meeting of Directors;

“communications”	the meaning ascribed thereto by section 15 of the Electronic Communications Act 2000 or includes a communication comprising sounds or images or both and a communication effecting payment;

“Depositary”	means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles and shall include, where approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company or any other scheme or arrangement principally for the benefit of employees or those in the service of the Company and/or its subsidiaries or their respective businesses and the managers (acting in their capacity as such) of any investment or savings plan, which in each case the Board has approved;

“Directors”	the directors for the time being of the Company;

“electronic communications”	the meaning ascribed thereto by section 15 of the Electronic Communications Act 2000 or means a communication transmitted (whether from one person to another or from one device to another or from one person to a device or vice versa) by (a) means of a telecommunications system (within the meaning of the Telecommunications Act 1984); or (b) means but while in an electronic form;

“London Stock Exchange”	London Stock Exchange Limited;

“month”	a calendar month;

“Office”	the registered office for the time being of the Company;

“Recognised Clearing House”	the meaning ascribed thereto by section 185 of the Act;

“Recognised Investment Exchange”	the meaning ascribed thereto by section 207 of the Financial Services Act 1986;

“Register”	the Register of Members to be kept pursuant to section 352 of the Act;

“Seal”	the common seal of the Company;

“Statutes”	the Act and every other Act of Parliament and statutory instrument relating to companies and affecting the Company;

“Transfer Office”	the place where the Register is situated for the time being;

“United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“in writing”	written, printed, typewritten, telexed sent or received by facsimile, photographed or lithographed or visibly expressed in all or any of these or any other modes of representing or reproducing words;

“year”	means a calendar year;
(B)	references to:-
(i)	“dividend” include bonus;

(ii)	the “secretary” include (subject to the Statutes) any assistant or deputy secretary of the Company appointed pursuant to these Articles and any person duly appointed by the Directors to perform any of the duties of the secretary of the Company and, where two or more persons are duly appointed to act as joint secretaries of the Company, include any one of those persons;

(iii)	“paid up” include credited as paid-up;
(C)	words denoting the singular number also include the plural number and vice versa, words denoting the masculine gender also include the feminine gender and words denoting persons include individuals, corporations and unincorporated associations;

(D)	words and expressions defined in the Statutes shall, unless the context otherwise requires, have the same meanings in these Articles;

(E)	the headings in and the index to these Articles are for ease of reference only and shall not affect the construction of these Articles; and
(F)	any reference to any statute or statutory provision shall be construed as a reference to such statute or statutory provision as amended, re-enacted or replaced from time to time.
SHARE CAPITAL
Capital
3.1	The authorised share capital of the Company is £13,000,000 divided into 1,120,000,000 ordinary shares of 0.10p each (“Ordinary Shares”) and 1,200,000,000 deferred shares of 0.99p each (“Deferred Shares”);

3.2	The rights attaching to the Deferred Shares shall be as follows:
(i)	The Deferred Shares shall not entitle the holder thereof to payment of any dividend or other distribution or to receive notice or attend or vote at any general meeting of the Company.

(ii)	In the event of a return of assets on a winding-up of the Company or otherwise, the Deferred Shares shall entitle the holders thereof to receive the sum of 1p in respect of all the Deferred Shares held by them respectively pari passu with the holders of the Ordinary Shares after such holder of Ordinary Shares shall have received the sum of £1,000,000 in respect of each Ordinary Share held by them respectively, save that in the event of a return of assets by means of a purchase by the Company of its own shares or a reduction of share capital the holders of the Deferred Shares shall rank for the aforesaid sum in priority to the holders of the Ordinary Shares. The Deferred Shares shall not confer any rights to participate in the assets of the Company.

(iii)	The Deferred Shares shall not be capable of transfer at any other time other than with the prior written consent of the Board of Directors.

(iv)	The Company is hereby irrevocably authorised:
(aa)	to appoint a person to execute on behalf of any holder of Deferred Shares a transfer of all or any thereof and/or an agreement to transfer the same (without making any payment therefore) to any such person as the Directors may determine as the custodian thereof;

(bb)	to cancel all or any of the Deferred Shares in accordance with the Act without making any payment therefore or obtaining the sanction of the holder thereof;

(cc)	if so authorised by these Articles, to purchase all of the Deferred Shares then in issue and to appoint a person to act on behalf of all holders of Deferred Shares to transfer and to execute a transfer of all of the Deferred Shares to the Company for an aggregate consideration of 1p to be paid to such person (whether or not an officer of the Company) as the Directors may nominate to receive the consideration (who shall not be required to account to the holders in respect of such consideration); and

(dd)	pending any such transfer and purchase to retain any share certificate relating to such Deferred Shares, and for these purposes any offer to repurchase the Deferred Shares may be made by the Directors depositing at the registered office of the Company a notice addressed to such person as the Directors shall have nominated on behalf of the holders of Deferred Shares.
(v)	The rights attaching to the Deferred Shares shall not be varied, abrogated or altered by the issue of any shares ranking in priority thereto, by the redemption or purchase of any shares whether the Deferred Shares or by the cancellation of the Deferred Shares without any payment to the holders thereof and accordingly no consent thereto or sanction thereof by the holders of the Deferred Shares or any of them shall be required.
Allotment of shares
4	Subject to the provisions of the Statutes regarding pre-emption rights and any resolution of the Company relating thereto or to any authority to allot relevant securities, all of the shares of the Company for the time being unissued shall be under the control of the Directors who may generally allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of the same to such persons and on such terms and conditions and either at a premium or at par, and at such times as the Directors think fit.
Redeemable shares
5	(A)	The Company may by special resolution create shares which are, or at the option of the Company are to be liable, to be redeemed, subject to and in accordance with the provisions of paragraphs (B) and (C) of this Article 5 and the Statutes. The special resolution creating any such shares shall also make such alterations to these Articles as may be necessary to specify the terms on which and the manner in which any such shares shall be redeemed.
(B)	The price payable by the Company in respect of any of its redeemable shares to be purchased by it for redemption shall be limited as follows:
(i)	in the case of purchases by private treaty and by tender, such price shall not exceed the average of the middle market quotations taken from the London Stock Exchange Official List for the ten business days before the date of the purchase in question;

(ii)	in the case of purchases through the market, such price shall not exceed 105% (one hundred and five per cent.) of the average of middle market quotations referred to in paragraph (i) above.
(C)	Where the Company purchases any of its redeemable shares by tender or tenders, such tender or tenders will be available in like manner to all holders of such shares.
6	(A)	The Board may at any time after the allotment of a share but before a person has been entered in the Register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.
(B)	Notwithstanding anything in these Articles to the contrary, any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and converted from uncertificated form to certificated form in accordance with the Regulations and practices instituted by the Operator of the relevant system. Any provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with:
(i)	the holding of shares in uncertificated form;

(ii)	the transfer of title to shares by means of a relevant system; or

(iii)	any provision of the Regulations.
(C)	Without prejudice to the generality and effectiveness of the foregoing:
(i)	Articles 14, 15, 35, 36(B) and Article 36(C) shall not apply to uncertificated shares and the remainder of Article 36 shall apply in relation to such shares as if the reference therein to the date on which the transfer was lodged with the Company were a reference to the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system;

(ii)	without prejudice to Article 36 in relation to uncertificated shares, the Board may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant system;

(iii)	references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document which shall not be appropriate in the case of uncertificated shares shall, in the case of uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system and any relevant arrangements or regulations which the Board may make from time to time pursuant to this Article 6;

(iv)	for the purposes referred to in Article 43, a person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:
(a)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

(b)	change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person;
(v)	the Company shall enter on the Register the number of shares which are held by each member in uncertificated form and in certificated form and shall maintain the Register in each case as is required by the Regulations and the relevant system and, unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings;

(vi)	a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated shares or uncertificated shares;

(vii)	references in Article 41 to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares;

(viii)	for the purposes referred to in the penultimate sentence of Article 27 or the last sentence of Article 47, the Board may in respect of uncertificated shares authorise some person to transfer and/or require the holder to transfer the relevant shares in accordance with the facilities and requirements of the relevant system;

(ix)	for the purposes of Article 140, any payment in the case of uncertificated shares may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and without prejudice to the generality of the foregoing such payment may be made by the sending by the Company or any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct and for the purposes of Article 140 the making of a payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company;

(x)	subject to the Act, the Board may issue shares as certificated shares or as uncertificated shares in its absolute discretion and Articles 6, 142 and 143 shall be construed accordingly;

(xi)	the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of this Article 6 and the Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article 6;

(xii)	the Board may utilise the relevant system to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Act or these Articles or otherwise in effecting any actions; and

(xiii)	the Board may resolve that a class of shares is to become a participating security and may at any time determine that a class of shares shall cease to be a participating security.
(D)	Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the Act or the rules made and practices instituted by the Operator of any relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the Operator of the relevant system) shall include the right to:
(i)	request or require the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form; and/or

(ii)	require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such uncertificated shares into certificated form within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or

(iii)	appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect a transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or

(iv)	transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Register in respect of such shares as transferred shares; and/or

(v)	otherwise rectify or change the Register in respect of such shares in such manner as may be appropriate; and
(vi)	take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.
(E)	For the purposes of this Article 6:
(i)	words and expressions shall have the same respective meanings as in the Regulations;

(ii)	references herein to an uncertificated share or to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security, and references to a certificated share or to a share being in certificated form are references to that share being a unit of a security which is not an uncertificated unit; and

(iii)	“cash memorandum account” means an account so designated by the Operator of the relevant system.
Payment of commission
7	In addition to all other powers of paying commissions, the Company may exercise the powers conferred by the Statutes of paying commissions to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. Subject to the provisions of the Statutes, such commission may be satisfied by payment of cash or (with the sanction of an ordinary resolution of the Company) the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.
Trusts not recognised
8	Except as required by law and notwithstanding any information received by the Company pursuant to any statutory provision relating to the disclosure of interests in voting shares or otherwise, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise expressly provided or as by statute required or under an order of a court of competent jurisdiction) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.
VARIATION OF RIGHTS
Consent to variation
9	Subject to the provisions of the Statutes, if at any time the capital of the Company is divided into different classes of shares all or any of the rights or privileges attached to any class may be varied:-

(i)	in such manner (if any) as may be provided by such rights; or

(ii)	in the absence of any such provision either with the consent in writing of the holders of at least 75% (seventy-five per cent.) of the nominal amount of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate meeting (convened and conducted pursuant to the provisions of Article 83) of the holders of the issued shares of that class, but not otherwise.
The creation or issue of shares ranking pari passu with or subsequent to the shares of any class shall not (unless otherwise expressly provided by these Articles or the rights attached to such last mentioned shares as a class) be deemed to be a variation of the rights of such shares.
SHARE CERTIFICATES
Title to shares
10	Title to any shares may be evidenced otherwise by a definitive share certificate in accordance with the Statutes and the Directors shall have power to implement any arrangements they think fit for such evidencing which accords with the Statutes or such subordinate legislation. The Company shall enter on the Register, in respect of all shares registered in the name of each holder, how many of such shares are in certificated form and uncertificated form respectively.
Member’s right to share certificates, and time for delivery
11	Every person whose name is entered as a member in the Register in respect of any shares of any class in certificated form (except a person in respect of whom the Company is not by law required to issue a share certificate) shall be entitled without payment to a certificate therefor, upon the issue thereof within one month after allotment (or such other period as the terms of issue shall provide), and upon the transfer thereof in the case of fully paid shares within one month after lodgement of transfer and in the case of partly paid shares within two months after lodgement of transfer and in the case of conversion thereof from uncertificated to certificated form within two months of the date of conversion.

12	Every person whose name is entered as a member in the Register in respect of any shares of any class in certificated form (except a person in respect of whom the Company is not by law required to issue a share certificate) shall be entitled without payment to a certificate therefor, upon the issue thereof within one month after allotment (or such other period as the terms of issue shall provide), and upon the transfer thereof in the case of fully paid shares within one month after lodgement of transfer and in the case of partly paid shares within two months after lodgement of transfer and in the case of conversion thereof from uncertificated to certificated form within two months of the date of conversion.
Sealing of share certificates
13.	Every certificate for shares or debentures shall be issued under the Seal or under the official seal kept by the Company by virtue of section 40 of the Act or otherwise in accordance with the Act.

Cost of certificates
14.	Every member shall be entitled without charge to one certificate for all his shares, and when the capital of the Company is divided into different classes of shares to one certificate for all his shares in each class, or upon payment of such reasonable out of pocket expenses as the Board shall determine for each additional certificate, to several certificates each for one or more of such shares of each class Provided that, in the case of any share registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate in respect thereof to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all. Where a member transfers part of the shares to which any certificate relates, he shall be entitled to a certificate for the balance thereof without charge. Every certificate shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon.
Issue of a new certificate in the place of one damaged lost or destroyed
15.	If any certificate be damaged or defaced, then, upon delivery thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. If any certificate be lost, stolen or destroyed, then, upon such indemnity with or without security as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost, stolen or destroyed certificate. Every certificate issued under this Article 15 shall be issued without payment but there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company in preparing any such indemnity and/or security referred to in this Article 15.
Shares not to have distinguishing numbers
16.	If, at any time, all the issued shares of the Company, or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, none of those shares shall thereafter (subject to any resolution of the Directors to the contrary) have a distinguishing number so long as it remains fully paid up and ranks pari passu for all purposes with all shares of the same class for the time being issued and fully paid up.
CALLS ON SHARES
Calls
17.	The Directors may, subject to the provisions of these Articles and to any relevant terms of allotment thereof, from time to time make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively provided that fourteen days’ notice at least be given of each call and each member shall pay the amount of each call so made on him to the person and at the time and place specified by the Directors in the said notice. A call may be made payable by instalments. A call shall be deemed to have been made as soon as the resolution of the Directors authorising such call shall have been passed. A call may be revoked or postponed in whole or in part as the Directors may determine.
Liability of joint holders of shares
18.	The joint holders of a share shall be jointly and severally liable for payment of all instalments and calls in respect thereof and any one of such persons may give effectual receipts for any return of capital payable in respect of such share.
Instalments to be treated as calls and power to differentiate
19.	If by the terms of any prospectus or by the conditions of allotment any amount is payable in respect of any shares by instalments, every such instalment shall be payable as if it were a call duly made by the Directors of which due notice had been given. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.
When interest on calls or instalment payable
20.	If the call or instalment payable in respect of any share is not paid on or before the day appointed for payment thereof, the person from whom the amount of the call or instalment is due shall pay interest on such amount at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the appropriate rate (as defined by section 107 of the Act) from the time appointed for payment thereof until the actual payment thereof, and shall not receive any dividend in respect of the amount unpaid.
Payment of calls in advance
21.	The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up; and upon the money paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance shall have been made, the Company may pay interest at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, the appropriate rate aforesaid) as the member paying such sum in advance and the Directors agree upon.
Sums due on allotment to be treated as calls
22.	Any sum which by or pursuant to the terms of allotment of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by or pursuant to the terms of allotment the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
Power to make calls if uncalled capital included in mortgage
23.	If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated may (if expressed so to be) be assignable.

FORFEITURE OF SHARES
If call or instalment not paid, notice may be given
24.	If any member fails to pay the whole or any part of any call or instalment on or before the day appointed for the payment thereof, the Directors may, at any time thereafter during such time as the call or instalment or any part thereof remains unpaid, serve a notice on such member requiring him to pay such call or such part thereof as remains unpaid, together with any interest that may have accrued thereon and all expenses incurred by the Company by reason of such non-payment.
Form of notice
25.	The notice shall name a day (not being less than fourteen days after the date of service of the notice) and a place on and at which such call or instalment (or such part thereof as remains unpaid) and such interest and expenses as aforesaid are to be paid. The notice shall also state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.
If notice not complied with, shares may be forfeited
26.	If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice shall have been given may at any time thereafter, and before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.
Forfeited shares to become the property of the Company
27.	When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice as aforesaid. Subject to the provisions of the Statutes, any share so forfeited shall be deemed to be the property of the Company, no voting rights shall be exercised in respect thereof and the Directors may within three years of such forfeiture sell, re-allot or otherwise dispose of the same in such manner as they think fit either to the person who was before the forfeiture the holder thereof or to any other person, and either with or without any past or accruing dividends and, in the case of re-allotment, with or without any money paid thereon by the former holder being credited as paid-up thereon. The Directors may, if necessary, authorise some person to execute a transfer of a forfeited share to any such other person as aforesaid. Any share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture shall thereupon be cancelled in accordance with the provisions of the Statutes.
Directors’ power to annul forfeiture
28.	The Directors may at any time, before any share so forfeited shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture upon such conditions as they think fit.
Arrears to be paid notwithstanding forfeiture
29.	A member whose shares have been forfeited shall thereupon cease to be a member in respect of such shares but shall nevertheless be liable to pay (and shall forthwith pay) to the Company all calls, instalments, interest, and expenses owing upon or in respect of such shares at the time of forfeiture, together with interest thereon, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment of the shares or, if no rate is so fixed, at the appropriate rate aforesaid, and the Directors may enforce payment thereof if they think fit.
Statutory Declaration by Director as to forfeiture
30.	A statutory declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the time when it was forfeited, shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts therein stated and such declaration, together with a duly sealed certificate of proprietorship of the share delivered to a purchaser or allottee thereof, shall (subject to the execution of any necessary transfer) constitute a good title to the share, and the new holder thereof shall be discharged from all calls made prior to such purchase or allotment, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any omission, irregularity or invalidity in or relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.
LIEN ON SHARES
Company’s lien on shares
31.	The Company shall have a first and paramount lien and charge upon all the shares, other than fully paid-up shares, registered in the name of each member (whether solely or jointly with other persons) for any amount payable in respect of such shares, whether the period for payment thereof shall have actually arrived or not and such lien shall extend to all dividends from time to time declared or other moneys payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares.
Enforcement of lien by sale
32.	For the purpose of enforcing such a lien, the Directors may sell all or any of the shares subject thereto, in such manner as they think fit, but no such sale shall be made until such period referred to in Article 31 shall have arrived and until notice in writing stating, and demanding payment of, the sum payable and giving notice of the intention to sell in default of such payment shall have been served in such manner as the Directors shall think fit on such member and default shall have been made by him in the payment of such amounts payable for seven days after such notice.
Application of proceeds of sale

33.	The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the share before the sale) be paid to the member or the person (if any) entitled by transmission to the shares.
Validity of sale for enforcing lien
34.	Upon any sale for enforcing any lien in purported exercise of the powers hereinbefore given, the Directors may in the case of a sale nominate some person to execute a transfer of the shares sold in the name and on behalf of the registered holder or his executors or administrators and may in any case cause the name of the purchaser to be entered in the Register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money and, after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.
TRANSFER OF SHARES
Form of transfer
35.	All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may (except in the case of a corporation) be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.
Directors power to refuse registration of transfers
36.	The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares:
(A)	Unless all of the following conditions are satisfied:-
(i)	(subject to paragraph (C) of this Article) it is in respect of a fully paid share;

(ii)	it is in respect of a share on which the Company does not have a lien;

(iii)	it is in respect of only one class of shares;

(iv)	it is in favour of not more than four joint holders as transferees;

(v)	it is duly stamped or duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty;

(vi)	the conditions referred to in Article 37 have been satisfied in respect thereof.
(B)	(Subject to Article 76(B)) the transferor of which or any person appearing to be interested in which has been duly served with, but is in default in complying with, a statutory notice as described in Article 76(A)(ii), provided always that this paragraph (B) shall not apply in respect of a transfer (i) which is a Permitted Sale within the meaning set out in Article 76(B), or (ii) of shares by a transferor whose holding of shares immediately prior to the proposed transfer represents less than 0.25% (one-quarter of one per cent.) of the issued shares of the relevant class.

(C)	In respect of a share which is not fully paid, the Directors may not exercise their discretion in such a way as to prevent dealings therein on the London Stock Exchange from taking place on an open and proper basis.

(D)	If the Directors refuse to register a transfer, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal. Any instrument of transfer which the Directors refuse to register shall (except in the case of suspected or actual fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.
Registration of transfers
37.	Every instrument of transfer must be left at the Transfer Office (or at such other place as the Directors may from time to time determine) to be registered, accompanied by the relevant share certificate(s) (save in the case of a Recognised Clearing House or a nominee of a Recognised Clearing House or of a Recognised Investment Exchange where a share certificate has not been issued in respect of the shares in question), and such other evidence as the Directors may reasonably require to prove the title of the transferor and the due execution by him or his duly authorised agent of the transfer. Thereafter, the Directors, subject to the power vested in them by Article 36, shall register the transferee as the holder.
No fees on registration
38.	No fee shall be chargeable by the Company for registering any transfer, probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares or the right to transfer the same or otherwise for making any entry in the Register affecting the title to any shares.
Suspension of registration and closing of Register
39.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares. The Register shall not be closed for more than thirty days in any year and notice of closure shall be given by advertisement in accordance with the Statutes.
Retention of instruments of transfer
40.	All instruments of transfer which are registered shall, subject to Article 41(i), be retained by the Company but any instrument of transfer which the Directors may refuse to register shall

(except in the case of fraud) be returned to the person depositing the same.
Destruction of transfers and other documents
41.	(A)	The Company shall be entitled to destroy:
(i)	all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof;

(ii)	all dividend mandates and any variations or cancellations thereof and all notifications of change of address at any time after the expiration of two years from the date of recording thereof;

(iii)	all registered share certificates which have been cancelled at any time after the expiration of one year from the date of such cancellation;

(iv)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof; and

(v)	any other document on the basis of which any entry in the Register has been made at any time after the expiration of six years from the date on which an entry in the Register was first made in respect of it.
Provided always that any such instrument, mandate, variation, cancellation, notification, certificate, warrant, cheque or other document may be destroyed before the expiration of the relevant period as aforesaid if an accurate, complete and legible copy thereof is retained on microfilm or any other mechanical or electronic method of recording and maintaining such copies.

(B)	It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective document duly and properly cancelled, that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company and that every paid dividend warrant and cheque so destroyed was duly paid Provided always that:
(i)	the provisions aforesaid shall apply only to the destruction of a document effected in good faith and without express notice to the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii)	nothing contained in this Article 41 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

(iii)	references in this Article 41to the destruction of any document include references to the disposal thereof in any manner.
TRANSMISSION OF SHARES
Representatives of interest of deceased members
42.	The executors or administrators of a deceased member (not being one of two or more joint holders) shall be the only persons recognised by the Company as having any title to shares held by him alone; but, in the case of shares held by more than one person, the survivor or survivors only shall be recognised by the Company as being entitled to such shares. Nothing in this Article 42 shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.
Election in case of death or bankruptcy of member
43.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any member may, upon such evidence being produced as may be required by the Directors, elect in writing either to be registered as a member (in respect of which registration no fee shall be payable) by giving notice in writing to that effect or, without being so registered, execute a transfer to some other person who shall be registered as a transferee of such share and the execution of such a transfer shall signify his election as aforesaid; but the Directors shall in either case have the like power of declining or refusing to register such transfer as is provided with respect to ordinary transfers. The Directors may at any time give notice requiring any such person to elect as aforesaid and, if such notice is not complied with within sixty days, the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of such share until compliance therewith.
Rights as to dividends and voting
44.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, unless and until he is registered as a member in respect of the share, be entitled in respect of it to receive notices of or to exercise or enjoy any right or privilege conferred by membership in relation to meetings of the Company.
CONSOLIDATION AND SUB-DIVISION OF SHARES
Consolidation
45.	The Company may by ordinary resolution consolidate its shares, or any of them, into shares of a larger amount.
Sub-division
46.	The Company may by ordinary resolution sub-divide its shares, or any of them, into shares of a smaller amount and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of such shares shall have some preferred or other advantage as regards dividend, capital, voting or otherwise over or shall have such deferred rights or be subject to such restrictions as compared with the other or others as the Company has power to attach to shares upon the allotment thereof.
Fractions
47.	Subject to any direction by the Company in general meeting, whenever as the result of any consolidation or sub-division of shares members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and, in particular, may sell the shares to which members are so entitled in fractions for the best price reasonably obtainable and pay and distribute to and amongst the members entitled to such shares in due proportions the net proceeds of the sale thereof provided always that, where a member is entitled to net proceeds of sale of less than £3 (or such other amount as the Board, having regard to any relevant requirement of the London Stock Exchange in relation thereto, may determine), they will not be distributed as aforesaid but will be retained for the benefit of the Company. For the purpose of giving effect to any such sale, the Directors may nominate some person to execute a transfer of the shares sold on behalf of the members so entitled to the purchaser thereof and may cause the name of the purchaser to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
CONVERSION OF SHARES INTO STOCK
Paid-up shares convertible into stock
48.	The Company may from time to time by ordinary resolution convert all or any fully paid-up shares into stock of the same class as the shares which shall be so converted and may from time to time in like manner reconvert such stock into fully paid-up shares of the same class and of any denomination.
Transfer of stock
49.	When any shares have been converted into stock, the several holders of such stock may thenceforth transfer their respective interests therein, or any part of such interests, in the same manner and subject to the same regulations as and subject to which any shares in the capital of the Company may be transferred, or as near thereto as circumstances admit, but the Directors may from time to time fix the minimum amount of stock transferable (which minimum shall not exceed the nominal amount of the shares from which the stock arose) and direct that fractions of that minimum shall not be transferred, but with power at their discretion to waive such rules in any particular case.
Privilege of stockholders
50.	The several holders of such stock shall be entitled to participate in the dividends and profits of the Company according to the class of stock and the amount of their respective interests in such stock, and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purpose of voting at meetings of the Company and for other purposes as would have been conferred by shares of the same class of equal amount in the capital of the Company, but so that none of such privileges or advantages, except the participation in the dividends and profits of the

Company and in the assets of the Company on a winding up, shall be conferred by any such amounts of stock as would not, if existing in the shares, have conferred such privileges or advantages.
Definitions of “stock” and stockholder
51.	All such provisions of these Articles relating to shares as are applicable to fully paid-up shares shall apply to stock, and in all such provisions the words “share” and “shareholder” shall include “stock” and “stockholder”. No such conversion shall affect or prejudice any preference or other special privilege.
INCREASE OF CAPITAL
Increase of Capital
52.	The Company may, from time to time, by ordinary resolution, increase the capital by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution may prescribe. Subject to such privileges, priorities or conditions as are or may be attached thereto, all new shares shall be subject to the same provisions in all respects as if they had been part of the original capital.
Power to attach rights to new shares
53.	Subject to the provisions of the Statutes, any new shares in the capital of the Company may be allotted with such preferential right to dividend and such priority in the distribution of assets or subject to such postponement of dividends or in the distribution of assets and with or subject to such preferential or limited or qualified right of voting at general meetings as the Company may from time to time by ordinary resolution determine or, if no such determination be made, as the Directors shall determine, but so that the rights attached to any issued shares as a class shall not be varied except with the consent of the holders thereof duly given under the provisions of these Articles. Subject as aforesaid, any preference shares may be issued on the terms that they are, or, at the option of the Company, are to be liable to be redeemed.
REDUCTION OF CAPITAL
Reduction of capital
54.	The Company may from time to time by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any manner authorised, and with and subject to any incident prescribed or allowed, by the Statutes. The Company may also by ordinary resolution cancel any shares not taken or agreed to be taken by any person and diminish the amount of its share capital by the nominal value of the shares so cancelled.
PURCHASE OF OWN SHARES
Company may purchase own shares
55.	The Company may purchase its own shares (including any redeemable shares) but so that no such purchase shall take place save in accordance with the Statutes and on the basis that such purchase is sanctioned by an extraordinary resolution passed at a separate class meeting of the holders (if any) of any class of shares which are convertible into shares of another class where such shares would, if so converted, entitle the holders thereof to attend and vote at general meetings of the Company.
GENERAL MEETINGS
When annual general meetings to be held
56.	A general meeting shall be held in every year as the annual general meeting of the Company (and specified as such in the notice convening the meeting), at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors. The general meetings referred to in this Article 56 shall be called annual general meetings. All other general meetings shall be called extraordinary general meetings.
When extraordinary general meetings to be called
57.	The Directors may call an extraordinary general meeting whenever they think fit and shall in any event do so when and in the manner required by section 142 of the Act. Extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Statutes. If at any time there are not within the United Kingdom sufficient directors capable of acting to form a quorum for a meeting of the Directors, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.
NOTICE OF GENERAL MEETINGS
Notice of meetings
58.	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by not less than twenty one days’ notice in writing and all other extraordinary general meetings shall be called by not less than fourteen days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and hour of meeting, and in case of special business the general nature of such business. The notice shall be given to the members (other than such as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive notice from the Company), to the Directors and to the Auditors. A notice calling an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special resolution or an extraordinary resolution as the case may be shall specify the intention to propose the resolution as such.

For the purposes of this article, a notice shall be treated as being served on a member where the Company and member have agreed to the member having access to the notice on a website and the member has been notified that the notice has been published on a website, the address of the website and the location on the website of the notice and how it may be accessed.

Omission to send notice
59.	The accidental omission to give notice of a meeting, or to send an appointment of proxy with a notice to a person entitled to receive the same when so required or the non- receipt of a notice or appointment of proxy by any such person shall not invalidate the proceedings at that meeting.
Meetings at short notice
60.	A general meeting shall, notwithstanding that it is called by shorter notice than that specified in Article 58, be deemed to have been duly called if it is so agreed by such members as are prescribed in that behalf by the Statutes.
Proxies
61.	In every notice calling a meeting of the Company or any class of the members of the Company, there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him, and that a proxy need not also be a member.
BUSINESS OF GENERAL MEETINGS
Business of annual general meeting
62.	The business of an annual general meeting shall be:
(i)	to receive and consider the profit and loss account, the balance sheet and reports of the Directors and of the Auditors, and the documents required by law to be annexed to the balance sheet;

(ii)	to elect Directors and officers in the place of those retiring by rotation or otherwise or ceasing to hold office pursuant to Article 88 and to fix their remuneration if required;

(iii)	to declare dividends;

(iv)	to appoint the Auditors (when special notice of the resolution for such appointment is not required by the Statutes) and to fix, or determine the manner of the fixing of, their remuneration.
All other business transacted at an annual general meeting unless specifically stated otherwise in these Articles and all business transacted at an extraordinary general meeting shall be deemed special.
Special notice of a resolution
63.	Where by any provision contained in the Statutes special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty eight days (or such shorter period as the Statutes permit) before the meeting at which it is moved, and the Company shall give to its members, subject as in these Articles provided, notice of any such resolution as provided by the Statutes.
PROCEEDINGS AT GENERAL MEETINGS
Quorum
64.	Subject to the provisions of Article 65 in respect of adjourned meetings, for all purposes the quorum for a general meeting shall be not less than 3 members present in person or by proxy and entitled to vote. No business shall be transacted at any general meeting unless the requisite quorum shall be present when the meeting proceeds to business. The appointment of a chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.
Proceedings if quorum not present
65.	If within thirty minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to such day and to such time and place as the chairman shall appoint. At any such adjourned meeting, the member or members present in person or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.
Chairman
66.	The chairman of the Board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or he is unwilling to act, the Directors present shall select one of their number to be chairman failing which the members present and entitled to vote shall choose one of their number to be chairman.
Power to adjourn meetings
67.	The chairman may, with the consent of the meeting (and shall, if so directed by the meeting) adjourn any meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
When notice of adjourned meeting to be given
68.	Whenever a meeting is adjourned for twenty eight days or more or sine die, seven clear days’ notice in writing at the least specifying the place, the day and hour of the adjourned meeting shall be given to the members subject as and in manner herein mentioned, to the Directors and to the Auditors, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment.
Demand for poll

69.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:
(A)	the chairman of the Meeting; or

(B)	not less than three members present in person or by proxy and entitled to attend and vote at the meeting; or

(C)	a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(D)	a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
A demand for a poll may be withdrawn.
Evidence of passing of resolution
70.	Unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is demanded, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and, if so directed by the meeting, shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.
Casting vote
71.	In the case of an equality of votes, the chairman shall, both on a show of hands and at a poll, have a casting vote in addition to the votes to which he may be entitled as a member.
Poll demanded by proxy
72.	A valid appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and, for the purposes of Article 69, a demand by a proxy for a member or other person entitled to vote shall be deemed to be a demand by that member or other person.
How poll to be taken
73.	A poll demanded on the election of a chairman of a general meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.
VOTING
Votes of members
74.	Subject to any special terms as to voting upon which any shares may have been issued or may for the time being be held, every member present in person shall upon a show of hands have one vote and every member present in person or by proxy shall upon a poll have one vote for every share of which he is holder. A member who is a patient (within the meaning of the Mental Health Act 1983) may vote, whether on a show of hands or on a poll, by his receiver or curator bonis and such receiver or curator bonis may, on a poll, vote by proxy.
Joint Owners
75.	If two or more persons are jointly entitled to shares for the time being conferring a right to vote, any one of such persons may vote at any meeting, either personally or by proxy, in respect thereof as if he were solely entitled thereto and, if more than one of such joint holders be present at any meeting, either personally or by proxy, the member whose name stands first on the Register as one of the holders of such shares, and no other, shall be entitled to vote in respect of the same.
When members not to vote
76.	(A)	No member shall, unless the Directors otherwise determine, be entitled to be present or to vote, either in person or by proxy, at any general meeting or upon any poll or to exercise any privilege as a member in relation to meetings of the Company in respect of any shares held by him (“Relevant Shares”) if either:
(i)	any calls or other moneys due and payable in respect of those shares remain unpaid; or

(ii)	he or any other person appearing to be interested in any Relevant Shares (“Other Person”) has been duly served, pursuant to any provision of the Statutes concerning the disclosure of interests in voting shares, with a notice (a “statutory notice”) lawfully requiring the provision to the Company (within such period (not being less than twenty eight days or, in the event that the Relevant Shares represent 0.25% (one-quarter of one per cent.) or more of the issued shares of the relevant class, fourteen days) as is specified in such notice) of information regarding any of such Relevant Shares and he or such Other Person is in default in complying with such notice.
For the purposes of paragraph (ii) of this Article 76(A), a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification pursuant to a statutory notice which fails to establish the identity of the person or persons interested in such shares and if (after taking into account the said notification and any other relevant notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in such shares.

(B)	The prohibitions on transfer referred to in Article 36(B) and on attendance and voting at any general meeting and on exercising any privilege as described in Article 76(A) shall cease to apply in respect of the circumstances described in paragraph (ii) of Article 76(A) upon the expiry of seven days after the earlier of:
(i)	receipt by the Company of notification that the Relevant Shares have been transferred pursuant to a Permitted Sale; and

(ii)	due compliance, to the Company’s satisfaction, with the statutory notice.
For these purposes, “Permitted Sale” means a sale of all the Relevant Shares to a bona fide third party who is not connected with the member concerned or any Other Person, being a sale which is effected through the London Stock Exchange, through an overseas investment exchange (as defined in section 207 of the Financial Services Act 1986) or by acceptance of a takeover offer (within the meaning given to that term by section 428 of the Act).
Votes may be given personally or by proxy
77.	On a poll, votes may be given personally or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.
Appointment of proxy
78.	The appointment of a proxy shall be in the usual form, or such other form as shall be approved by the Directors, under the hand of the appointor or his duly constituted attorney or, if such appointor is a corporation, under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation. A proxy need not be a member of the Company. A member may appoint more than one proxy to attend on the same occasion. Deposit of an appointment of proxy shall not preclude a member from attending and voting in person at the meeting or any adjournment thereof.
Deposit of proxy forms
79.	In the case of an appointment of a proxy in writing, the appointment together with the power of attorney (if any) under which it is signed, or a notarially certified copy thereof, shall be deposited at the Office, or at such other place within the United Kingdom as is specified for that purpose in any instrument of proxy sent by the Company in relation to the meeting, not less than forty eight hours before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote and, in default thereof, such instrument shall not be treated as valid.

In the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications in the notice convening the meeting, or in any form of proxy sent out by the company in relation to the meeting, the appointment shall be received at such address not less than forty eight hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote.
Validity of proxy form
80.	The appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No appointment of proxy shall be valid after the expiry of twelve months from the date of its execution. When two or more appointments of proxy are deposited, delivered or received by the Company in respect of the same shareholding and the same meeting, then only the appointment bearing the latest date shall be valid. Where two or more such appointments bear the same date, only the latest to be deposited, delivered or received by the Company shall be accepted as the valid instrument of proxy provided that, if the Company is unable to determine which appointment was last deposited, delivered or received, then none shall be treated as valid.
When votes by proxy valid though authority revoked
81.	A vote given in accordance with the terms of an appointment of proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the appointment of proxy or the authority under which it was executed or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, incapacity, revocation or transfer shall have been received at the Office (or such other place as is specified for depositing the appointment of proxy or, where the appointment of the proxy was contained in an electronic communication, at the address at which the appointment was duly received) before the time for holding the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.
Corporations acting by representatives
82.	Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meetings of the Company or of any class of members thereof. Such representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as if he had been an individual shareholder, including power, when personally present, to vote on a show of hands. The Directors may, but shall not be bound to, require evidence of the authority of any person purporting to act as the representative of any such corporation.

CLASS MEETINGS
Proceedings at meetings of classes of members
83.	Any meeting for the purposes of Article 9 shall be convened and conducted in all respects as nearly as possible in the same way as an extraordinary general meeting of the Company, provided that (a) no member, not being a Director, shall be entitled to notice thereof or to attend thereat unless he is a holder of shares of the class the rights or privileges attached to which are intended to be varied or abrogated by the resolution, (b) no vote shall be given except in respect of a share of that class, (c) the quorum at any such meeting shall be two persons at least present holding or representing by proxy at least one-third in nominal value of the issued shares of the class and, at an adjourned meeting, one person holding shares of the class in question or his proxy and (d) a poll may be demanded by any member present in person or by proxy and entitled to vote at the meeting.
DIRECTORS AND OTHER OFFICERS
Number of Directors
84.	Unless and until otherwise determined by the Company in general meeting, the number of Directors shall not be less than 2 but, unless and until otherwise determined as aforesaid, there shall be no maximum limit on the number of Directors. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors be less than the prescribed minimum the remaining Director or Directors shall forthwith appoint an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act, then any two shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall (subject to the provisions of the Statutes and these Articles) hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.
Fees of Directors
85.	There shall be paid out of the funds of the Company by way of remuneration of directors who are not managing or executive directors appointed under Article 92 fees at such rates as the Directors may from time to time determine provided that such fees do not in the aggregate exceed the sum of £200,000 per annum (exclusive of value added tax, if applicable) or such other figure as the Company may in general meeting from time to time determine. Such fees shall be divided among such Directors in such proportion or manner as may be determined by the Directors and, in default of determination, equally.
Travelling and hotel expenses and special remuneration
86.	The Directors (including any alternate Directors) shall be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors including any expenses incurred in attending meetings of the Board or of committees of the Board or general meetings and, if in the opinion of the Directors, it is desirable that any of their number should make any special journeys or perform any special services on behalf of the Company or its business, such Director or Directors may be paid such reasonable additional remuneration and expenses therefor as the Directors may from time to time determine.
Qualification of Directors and attendance at General Meetings and separate General Meetings
87.	A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a member of the Company shall be entitled to receive notice of and attend and speak at all general meetings of the Company and at all separate general meetings of the holders of any class of shares in the capital of the Company.
Directors’ power to fill casual vacancies
88.	Without prejudice to the power of the Company pursuant to these Articles, the Directors shall have power at any time to appoint any person either to fill a casual vacancy or as an addition to the Board, but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Subject to the provisions of the Statutes and of these Articles, any Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting, and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.
ALTERNATE DIRECTORS
Appointment and revocation

89.	Any Director may by writing under his hand appoint (i) any other Director or (ii) any other person who is approved by the Board as hereinafter provided to be his alternate. Every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of all meetings of the Directors and, in the absence from the Board of the Director appointing him, to attend and vote at meetings of the Directors, and to exercise all the powers, rights, duties and authorities of the Director appointing him: Provided always that no appointment of a person other than a Director shall be operative unless and until the approval of the Board by a majority consisting of not less than two-thirds of the whole Board (which shall, for these purposes, exclude the Director proposing to make the appointment) shall have been given. A Director may at any time revoke the appointment of an alternate appointed by him and, subject to such approval as aforesaid where requisite, appoint another person in his place. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and determine, provided always that if, any Director retires but is re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. The appointment of an alternate Director shall cease and determine on the happening of any event which, if he was a Director, would render him legally disqualified from acting as a Director or if he has a receiving order made against him or if he compounds with his creditors generally or if he becomes of unsound mind. An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles for the time being. A Director acting as alternate shall have an additional vote at meetings of Directors for each Director for whom he acts as alternate but he shall count as only one for the purpose of determining whether a quorum be present.
Alternate to be responsible for his own acts
90.	Every person acting as an alternate Director shall be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults. He shall not be deemed to be the agent of or for the Director appointing him.
Remuneration of alternate
91.	The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

MANAGING AND EXECUTIVE DIRECTORS
Appointment
92.	Subject to the provisions of the Statutes, the Directors may from time to time appoint one or more of their body to be executive chairman or chief executive or joint chief executive, managing director or joint managing director of the Company or any one or more of such offices or to hold such other executive office in relation to the management of the business of the Company as they may decide either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may, from time to time (subject to the provisions of any service contract between him and the Company and without prejudice to any claim he may have for compensation or damages for breach of any such service contract) remove or dismiss him or them from such office and appoint another or others in his or their place or places.
Remuneration of Directors
93.	The salary or remuneration of any executive chairman, chief executive, joint chief executive, managing director, joint managing director or executive Director of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, or may include the making of provision for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed and for the participation in pension and life assurance benefits, or may be upon such other terms as the Directors determine.
Powers
94.	The Directors may from time to time entrust to and confer upon an executive chairman, chief executive, joint chief executive, managing director, joint managing director or executive Director for the time being such of the powers exercisable under these Articles by the Directors (other than power to make calls or forfeit shares) as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they may think expedient; and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.
POWERS AND DUTIES OF DIRECTORS
Directors to manage and control the business of the Company
95.	The business of the Company shall be managed by the Directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and as are not by the Statutes or by these Articles required to be exercised or done by the Company in general meeting, subject nevertheless to such directions (being not inconsistent with any provisions of these Articles or of the Statutes) as may be given by the Company in general meeting. Provided that no direction given by the Company in general meeting shall invalidate any prior act of the Directors, which would have been valid if such direction had not been given, and the provisions contained in these Articles as to any specific power of the Directors shall not be deemed to abridge the general powers hereby given.
Directors power to award pensions
96.	(A)	The Directors may establish or concur or join with other companies (being subsidiaries of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, annuities, sickness or compassionate allowances, life assurance benefits, donations, gratuities or other benefits for employees (which expression as used in this Article 96 shall include any Director who may hold or have held any office or place of profit) and ex-employees of the Company and of any such other companies and their wives, widows, relatives, families or dependants, or any class or classes of such persons.
(B)	The Directors may pay, enter into agreements to pay or make grants revocable or irrevocable (and either subject or not subject to any terms or conditions) of pensions or other retirement, superannuation, death or disability benefits to Directors, employees and ex-employees and their wives, widows, relatives, families or dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such Directors, employees or ex-employees or any such persons are or may become entitled under any such scheme or fund as aforementioned. Any such pension or benefit may, as the Directors consider desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

(C)	The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and payments for or towards the insurance of any such person as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

(D)	The Directors may also sanction the exercise of any power conferred upon the Company by section 719 of the Act.
Director may hold office of profit under and may contract with Company
97.	(A)	A Director may hold any other office or place of profit in the Company except that of Auditor in conjunction with the office of Director and may act by himself or through his firm in a professional capacity to the Company and, in any such case, on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other provision of these Articles. No Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either in regard to such other office or place of profit or acting in a professional capacity for the Company or as vendor, purchaser or otherwise. Subject to the provisions of the Statutes and save as therein provided, no such contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relationship thereby established but the nature of his interest shall be disclosed by him in accordance with the provisions of the Statutes.
(B)	Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or proposed contract, transaction or arrangement or any other proposal whatever in which he (together with any person connected with him) has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(C)	A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:
(i)	the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any contract, arrangement, transaction or other proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever provided that he (together with any person connected with him) is not the holder of or interested in one per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article 97 to be a material interest in all circumstances);

(v)	any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which either relates to both employees and Directors of the Company or has been approved by or is subject to and conditional upon approval by the Board of the Inland Revenue for taxation purposes and does not accord to any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;
(vi)	any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors of the Company and/or any subsidiary) to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees; and

(vii)	any proposal concerning the grant, purchase and/or maintenance of any insurance policy or indemnity under which a Director may benefit.
(D)	A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested (including, without limitation, fixing or varying the terms of his appointment or the termination thereof).

(E)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and, in such cases, each of the Directors concerned (if not debarred from voting under the proviso to paragraph (C)(iv) of this Article 97) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(F)	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director (other than himself) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. In the event any such question is referred to the chairman as aforesaid and the chairman is also the Director in question, the other Directors shall appoint one of their number to be chairman for the purpose of such reference only.

(G)	Subject to the provisions of the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this Article 97 to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article 97.
For the purpose of this Article 97, an interest of a person who is, for the purposes of the Act, connected with a Director shall be treated as such Director’s interest and, in relation to an alternate Director, an interest of his appointor shall be treated as that such alternate’s interest.

Exercise of voting powers
98.	The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors or other officers or employees of such company or voting or providing for the payment of remuneration to such officers or employees).
Directors may join boards of other companies
99.	A Director may continue or become a director or other officer, employee or member of any company promoted by the Company or in which it may be interested as a vendor, shareholder or otherwise, and no such Director shall be accountable for any remuneration or other benefits derived as a director or other officer, employee or member of such company.
Power to authorise signatures and acceptances
100.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts of money paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.
Overseas branch register
101.	The Directors may exercise the powers conferred upon the Company by section 362 of the Act with regard to the keeping of an overseas branch register and the Directors may (subject to the provisions of that section) make and vary such regulations as they may think fit respecting the keeping of any such register.
PRESIDENT
President
102.	The Directors may from time to time appoint a President of the Company (who need not be a Director) and may determine his duties and remuneration and the period for which he is to hold office.
LOCAL MANAGEMENT
103.	The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, whether at home or abroad, in such manner as they think fit, and the provisions contained in the remainder of this Article 103 shall be without prejudice to the general powers conferred by this Article 103:

Local board and delegation of powers
(A)	The Directors from time to time, and at any time, may establish any local board or agencies for managing any of the affairs of the Company in any such specified locality, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration. The Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors, other than the power of making calls, and may authorise the members for the time being of any such Local Board, or any of them, to fill up the vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation. Any person so appointed to any local board shall not by reason only of such appointment be entitled to attend or vote at meetings of the Directors.
Power to appoint attorney
(B)	The Directors may at any time and from time to time by power of attorney under the Seal, appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as the Directors may from time to time think fit; and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the Directors may think fit.
Sub-delegation of powers
(C)	Any such delegates or attorneys as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.
BORROWING POWERS
Power to borrow money
104.	(A)	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its holding company (if any) or any subsidiary of the Company or its holding company or of any third party.
(B)	The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount at any one time owing by the Group (being the Company and all its subsidiaries) in respect of moneys borrowed, exclusive of moneys borrowed by the Company or any of its subsidiaries from any other of such companies, shall not at any time, without the previous sanction of the Company in general meeting, exceed a sum equal to 2 times the aggregate of:
(i)	the nominal capital of the Company for the time being issued and paid-up or credited as paid up; and
(ii)	the amounts standing to the credit of the consolidated reserves of the Company and its subsidiaries whether distributable or undistributable and including (without limitation) share premium account, capital redemption reserve, and profit and loss account all as shown in a consolidation of the then latest audited balance sheets of the Company and each of its subsidiary companies but after:-
(a)	making such adjustments as may be appropriate in respect of any variation in the issued and paid up share capital the share premium account and the capital redemption reserve of the Company since the date of its latest audited balance sheet;

(b)	excluding therefrom (so far as not already excluded) (i) any sums set aside for future taxation; (ii) amounts attributable to outside shareholders in subsidiaries;

(c)	deducting therefrom (i) an amount equal to any distribution by the Company out of profits earned prior to the date of its latest audited balance sheet and which have been declared, recommended or made since that date except so far as provided for in such balance sheet; and (ii) any debit balances on profit and loss account.
(C)	For the purposes of this Article “moneys borrowed” shall be deemed to include the following except insofar as otherwise taken into account:
(i)	the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys, the beneficial interest whereof is not for the time being owned by any of the Company and its subsidiaries, or any body whether corporate or unincorporate and the payment or repayment whereof is the subject of a guarantee or indemnity by any of the Company and its subsidiaries;

(ii)	the outstanding amount raised by acceptance by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any of the Company and its subsidiaries;

(iii)	the principal amount of any debenture (whether secured or unsecured) of any of the Company and its subsidiaries owned otherwise than by any of the Company and its subsidiaries;

(iv)	the principal amount of any preference share capital of any subsidiary owned otherwise than by any of the Company and its subsidiaries; and

(v)	any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing but shall be deemed not to include:
(vi)	borrowings for the purposes of repaying the whole or any part of borrowings by any of the Company and its subsidiaries for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and

(vii)	borrowings for the purpose of financing any contract in respect of which any part of the price receivable by any of the Company and its subsidiaries is guaranteed or insured upto an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured.
(D)	A report by the Auditors as to the aggregate amount which may at any one time in accordance with the provisions of paragraph (B) of this Article 104 be owing by the Company and its subsidiaries without such sanction as aforesaid shall be conclusive in favour of the Company and all persons dealing with the Company. In addition and for the purposes of this Article 104, the Board may act in reliance on a bona fide estimate as to the aggregate amount which may at any one time in accordance with the provisions of paragraph (B) of this Article 104 be owing by the Company and its subsidiaries without such sanction as aforesaid and, if in consequence the borrowing limit imposed by this Article 104 is inadvertently exceeded, the amount of moneys borrowed equal to the excess may be disregarded until the expiration of 28 days after the day on which (by reason of the determination of the Auditors or otherwise) the Board became aware that such a situation has or may have arisen.

(E)	When the aggregate amount of borrowings required to be taken into account for the purposes of this Article 104 on any particular day is being ascertained, any of such moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:
(i)	at the rate of exchange prevailing on that day in London provided that all but not some only of such moneys shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business); or

(ii)	where the repayment of such moneys is expressly covered by a forward purchase contract currency option, back to back loan, swap or other arrangements taken out or entered into to reduce the risk associated with fluctuations in exchange rates, at the rate of exchange specified therein.
(F)	No debt incurred or security given in respect of moneys borrowed in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice to the lender or recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or would thereby be exceeded.
Mode of borrowing
105.	Subject as aforesaid, the Directors may exercise all the powers of the Company to borrow or raise money upon or by the issue or sale of any bonds, debentures or securities, and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds, debentures, or securities, to exchange the same for shares in the Company of any class authorised to be issued.
Security for payment of moneys borrowed or raised
106.	Subject as aforesaid, the Directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company, both present and future, and upon any capital remaining unpaid upon the shares of the Company whether called up or not, or by any other security, and the Directors may confer upon any mortgagee or person in whom any debenture or security is vested, such rights and powers as they think necessary or expedient; and they may vest any property of the Company in trustees for the purpose of securing any moneys so borrowed or raised, and confer upon the trustees or any receiver to be appointed by them or by any debenture-holder such rights and powers as the Directors may think necessary or expedient in relation to the undertaking or property of the Company or the management or the realisation thereof or the making, receiving, or enforcing of calls upon the members in respect of unpaid capital, and otherwise, and may make and issue debentures to trustees for the purpose of further security, and any such trustees may be remunerated.
Security for payment of moneys
107.	The Directors may give security for the payment of moneys payable by the Company in like manner as for the payment of moneys borrowed or raised, but in such case the amount shall for the purposes of the above limitation be reckoned as part of the money borrowed.
Inspection of Register of Charges
108.	The Directors shall keep a register of charges in accordance with the Act and the fee to be paid by any person other than a creditor or member of the Company for each inspection of the register of charges to be kept under the Act shall be such fee as is laid down by the Act.
DISQUALIFICATION OF DIRECTORS
Office of Director to be vacated
109.	The office of a Director shall be vacated:
(A)	if (not being a person holding for a fixed term an executive office) he shall resign by writing under his hand left at the Office or if (being such a person) he shall tender his resignation and the Directors shall resolve to accept the same; or

(B)	if he ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a Director; or
(C)	if he becomes bankrupt or shall have a receiving order made against him or shall compound with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(D)	if an Order is made by any court of competent jurisdiction on the ground of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his affairs; or

(E)	if (not having leave of absence from the Directors) he or his alternate (if any) fail to attend the meetings of the Directors for six successive months unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient and the Directors resolve that his office be vacated; or

(F)	if he is removed from office in accordance with the provisions of these Articles.
Any act done in good faith by a Director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or an entry shall have been made in the Directors’ minute book stating that such Director has ceased to be a Director.
RETIREMENT, ELECTION AND APPOINTMENT OF DIRECTORS
Rotation and retirement of Directors
110.	At each annual general meeting, one-third of the Directors in office at the opening of business on the date of the notice calling the relevant annual general meeting or, if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, or if their number is less than three then one of them, shall retire from office. A Director retiring at a meeting shall retain office until the dissolution of such meeting.

110A.	There shall not be an age limit for Directors and subsections (2) to (6) of section 293 of the Act shall not apply to the Company.
Which Director to retire
111.	The Directors to retire at each annual general meeting shall be such of the Directors referred to in Article 110 who wish to retire and not offer themselves for re-election (if any) together with, to the extent that the number of such Directors is insufficient to meet the number required to retire under Article 110, such of the Directors who have been longest in office as are necessary to meet such number. As between two or more who have been in office an equal length of time, the Director to retire shall (in default of agreement between them) be determined by lot. The length of time a Director has been in office shall be computed from his last election or appointment when he has previously vacated office. A retiring Director shall be eligible for re-election.
Meeting to fill vacancies

112.	The Company at any general meeting at which any Directors retire in manner aforesaid may, subject to any resolution reducing the number of Directors, fill up the vacated offices by electing a like number of persons to be Directors and may fill up any other vacancies.
Retiring Director to remain in office until successor appointed
113.	If at any general meeting at which an election of Directors ought to take place the places of the retiring Directors are not filled up, then, subject to any resolution reducing the number of Directors, the retiring Directors, or such of them as have not had their places filled up, shall, if willing, continue in office until the dissolution of the Annual General Meeting in the next year, unless, as regards any particular Director, a resolution for his re-election shall have been put to the meeting and lost.
Appointment of Directors to be voted upon individually
114.	A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.
Notice to propose new Directors
115.	No person except a retiring Director shall be elected a Director (unless recommended by the Directors for election) unless notice in writing shall be sent to the secretary not more than forty two days and not less than seven days before the day of the meeting at which the election is to take place, signed by a member duly qualified to attend and vote at each meeting stating the name and address of the person who offers himself or is proposed as a candidate, together with a notice in writing signed by such person of his willingness to be elected.
Power to increase or reduce the number of Directors
116.	The Company in general meeting may from time to time as special business increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to go out of office and, without prejudice to the provisions of these Articles, may in general meeting appoint any person to be a Director either to fill a casual vacancy or as an additional Director.
Power to remove Director by Extraordinary Resolution
117.	Without prejudice to the provisions of the Statutes, the Company may by extraordinary resolution remove any Director before the expiration of his term of office.
Power to appoint Director in place of one removed
118.	The Company may (subject to these Articles) by ordinary resolution appoint another person in place of the Director removed pursuant to the provisions of the Statutes or these Articles, and the person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held the same if he had not been removed, but this provision shall not prevent him from being eligible for re-election.

PROCEEDINGS OF DIRECTORS AND COMMITTEES
Meetings of Directors
119.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, 2 Directors present in person shall constitute a quorum. In the case of a meeting of Directors in addition to the Directors present at such meeting, any Director in telephonic communication with the meeting shall (providing that all persons participating in the meeting are able to hear and speak to each other throughout the meeting) be counted in the quorum. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote. One Director may, and the secretary shall at the request of any Director, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of the Directors to a Director who is not within the United Kingdom, save where an address for such notice has been given pursuant to Article 120.
Notice of meetings of Directors
120.	Notice of meetings of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his address last known to the Company or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request that notices of meetings of Directors shall during his absence be sent in writing to him at the address in the United Kingdom given by him to the Company for this purpose.
Chairman of Board
121.	The Directors may elect a chairman and one or more deputy chairmen of their meetings and determine the period for which he is or they are to hold office, but if no such chairman or deputy chairman is elected or if, at any meeting neither the chairman nor a deputy chairman is present at the time appointed for holding the same, the Directors present shall choose some one of their number to be chairman of such meeting.
Directors may act if quorum present
122.	A duly convened meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.
Resolution in writing
123.	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as effective for all purposes as a resolution of those Directors passed at a meeting duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided that such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him and such a resolution need not, if it is signed by an alternate Director, be signed by the Director who appointed him.

Directors may appoint committees
124.	The Directors may delegate any of their powers to committees consisting of such Directors and other persons as they think fit. The Directors must make up more than half of the committee and no resolution of any such committee may be effective unless the majority of the members present are Directors.
Committees subject to control of Directors
125.	All committees shall in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which may be prescribed by the Directors and, subject thereto, may regulate their proceedings in the same manner as the Directors may do. Resolutions passed by any such committee shall be valid and take effect as if they had been passed by the Directors.
Minutes of proceedings
126.	The Directors shall cause minutes to be made of the following matters, namely:
(A)	of all appointments of officers, and committees made by the Directors, and of their salary or remuneration;

(B)	of the names of Directors present at every meeting of the Board or of committees of Directors, and all business transacted at such meetings; and

(C)	of all orders, resolutions and proceedings of all meetings of the Company of the holders of any class of shares in the Company and of the Directors and committees of Directors.

Any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which the proceedings were held, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.
Defective appointment of Directors not to invalidate their acts
127.	All acts done by a meeting of the Directors, or of a committee, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office be as valid as if every such person had been duly appointed, and were duly qualified and had continued to be a Director.
SECRETARY
Secretary
128.	The secretary shall be appointed by the Directors in accordance with the Statutes for such term, at such remuneration and upon such conditions as they may think fit and any secretary so appointed may be removed by them. If thought fit, two or more persons may be appointed as joint secretaries.
Assistant Secretary
129.	The Directors may at any time and from time to time appoint any person to be an assistant or deputy secretary of the Company and anything authorised or required by these Articles or by law to be done by or to the secretary may be done by or to any such assistant or deputy secretary. Any assistant or deputy secretary so appointed may be removed by the Directors.
RESERVES
Reserves out of profits
130.	Subject to the Statutes, the Directors may before recommending any dividends (whether preferential, interim, final, special or otherwise) carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for meeting depreciation or contingencies or for special dividends or bonuses or for equalising dividends or for repairing, improving or maintaining any asset of the Company or for such other purposes as the Directors may think conducive to the objects of the Company or any of them and, pending such application, may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.
DIVIDENDS
Declaration of dividends
131.	Subject as hereinafter provided, the Company by ordinary resolution in general meeting may declare a dividend to be paid to the members according to their respective rights and interests in the profits, but no larger dividend shall be declared than is recommended by the Directors.
Dividends not to bear interest
132.	No dividend or other moneys payable by the Company shall bear interest as against the Company.
Payment of dividends
133.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid-up on the shares in respect whereof the dividend is paid, but no amount paid-up on a share in advance of calls shall be treated for the purpose of this Article 133 as paid-up on the share. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend is paid. If any share carries any particular rights as to dividends, such share shall rank for dividend accordingly.
Dividends to joint holders
134.	In case several persons are registered as joint holders of any share, any one of such persons may give effectual receipts for all dividends and payments on account of dividends in respect of such share.
Interim dividends
135.	Subject to the provisions of the Statutes, the Directors may declare and pay such interim dividends (including any dividend payable at a fixed rate) as appear to the Directors to be justified by the profits of the Company available for distribution. If at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends on shares which rank after shares conferring preferential dividend rights, unless at the time of payment any preferential dividend is in arrear. Provided that the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.
Dividends payable in accordance with the Statutes
136.	No dividend or interim dividend shall be payable except in accordance with the provisions of the Statutes.
Unclaimed dividends
137.	All dividends or other sums payable on or in respect of a share unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.
Entitlement to dividends
138.	Every dividend shall belong and be paid (subject to the Company’s lien) to those members who shall be on the Register at the date fixed by the Directors for the purpose of determining the persons entitled to such dividend (whether the date of payment or some other date) notwithstanding any subsequent transfer or transmission of shares.
Deductions and withholding
139.	(A)	The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to shares of the Company.

(B)	The Directors may withhold any dividend or other moneys payable to any member on or in respect of shares representing at least 0.25% (one-quarter of one per cent.) of the issued shares of the relevant class if such member of any person appearing to be interested in any such shares has been duly served with, but is in default in complying with, a statutory notice as described in Article 76(A)(ii). Any such dividend or other moneys so withheld shall be paid to the member entitled thereto within seven days after the earlier of the occurrence of the two events described in paragraphs (i) and (ii) of Article 76(B).

(C)	Any dividends or other moneys withheld pursuant to this Article 139 shall not bear interest as against the Company. Pending payment, the dividends may be invested or otherwise made use of by the Directors for the benefit of the Company and the Company shall not be constituted a trustee in respect of them.
Method of payment of dividends
140.	The Company may pay any dividend or other sum payable in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order and may render the same by post to the members or persons entitled thereto and, in case of joint holders, to the member whose name stands first in the Register, or to such person and address as the holder or joint holders may direct, and the Company shall not be responsible for any loss of any such cheque, warrant, or order. Every such cheque, warrant, or order shall be made payable to the order of the person to whom it is sent, or to such person as the holder or joint holders may in writing direct, and the payment of the cheque, warrant or order shall be a good discharge to the Company.
Payment of dividends in specie
141.	With the sanction of an ordinary resolution of the Company in general meeting, any dividend may be paid and satisfied either wholly or in part by the distribution of specific assets (including, without limitation, paid-up shares or debentures of any other company) and the Directors shall give effect to any such direction provided that no such distribution shall be made unless recommended by the Directors. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates, fix the value for distribution of such specific assets or any part thereof, determine that cash payments may be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and vest any such assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors.
Scrip Dividend
142.	The Directors may with the sanction of an ordinary resolution of the Company in general meeting offer the holders of ordinary shares the right to elect to receive new ordinary shares credited as fully paid instead of cash in respect of the whole or part of such dividend or dividends as are specified by such resolution. The following provisions shall apply:
(A)	the said resolution may specify a particular dividend or may specify all or any dividends declared within a specified period but such period may not end later than the beginning of the annual general meeting next following the date of the meeting at which such resolution is passed;
(B)	the entitlement of each ordinary shareholder to new ordinary shares shall be such that the value thereof shall be as nearly as possible equal to (but not in excess of) the cash amount that such shareholder would have received by way of dividend and, for this purpose, the value shall be the average of the daily quotations for the Company’s ordinary shares on the London Stock Exchange as derived from the London Stock Exchange Daily Official List on the day when the ordinary shares are first quoted “ex” the relevant dividend and on the four subsequent dealing days (or, if greater, the nominal value of each such share);

(C)	the basis of allotment shall be such that no member may receive a fraction of a share;

(D)	the Directors after determining the basis of allotment shall notify the holders of ordinary shares in writing of the right of election offered to them and shall send forms of election with or following such notification and specify the procedure to be followed the place at which and the latest time by which duly completed forms of election must be lodged in order to be effective;

(E)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect whereof the said election has been duly made (the “Elected Ordinary Shares”) and instead thereof additional ordinary shares shall be allotted to the holders of the Elected Ordinary Shares on the basis of allotment determined as aforesaid and, for such purpose, the Directors shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the Elected Ordinary Shares on such basis. A resolution of the Directors capitalising any part of such reserves or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with Article 140 and, in relation to any such capitalisation, the Directors may exercise all the powers conferred on them by Article 143 without the need of such ordinary resolution;

(F)	the additional ordinary shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date;

(G)	the Directors may apply such exclusions or other arrangements as they may deem necessary or expedient to deal with legal or practical problems in respect of overseas shareholders;

(H)	the Directors may terminate, suspend or amend any offer of the right to elect to receive new ordinary shares in lieu of any cash dividend at any time.

CAPITALISATION OF PROFITS AND RESERVES
Capitalisation of profits
143.	The Directors may with the authority of an ordinary resolution of the Company in general meeting:
(A)	subject as hereinafter provided, resolve to capitalise any undivided profits of the Company (whether or not the same are available for distribution and including profits standing to any reserve) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(B)	appropriate the profits or sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportion and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid-up, to and amongst such members or as they may direct, in those proportions, or partly in one way and partly in the other: provided that the share premium account and the capital redemption reserve and any such profits which are not available for distribution may, for the purposes of this Article 140, only be applied in the paying up of unissued shares to be issued to members credited as fully paid; and provided that in the case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment thereof;

(C)	resolve that any shares allotted under this Article 143 to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid rank for dividends only to the extent that such partly paid shares rank for dividend;

(D)	make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Directors think fit for the case of shares or debentures becoming distributable under this Article 143 in fractions (including the sale of fractional entitlements for the benefit of the Company);

(E)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any shares or debentures to which they may be entitled upon such capitalisation (any agreement made under such authority being thereupon effective and binding on all such members);

(F)	generally do all acts and things required to give effect to such resolution as aforesaid.

RECORD DATES
Record dates
144.	Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.
ACCOUNTS
Inspection of accounts books and Register
145.	The Directors shall from time to time determine whether and to what extent and at what time and places, and under what conditions or regulations the accounting records of the Company, or any of them, shall be open to the inspection of the members, and no member shall have any right of inspecting any accounting record or other document of the Company except as conferred by the Statutes or authorised by the Directors or by the Company in general meeting. The Register shall be open for inspection by any member or other person entitled to inspect the same, and any person other than a member inspecting the same shall pay such fee as is laid down by the Statutes.
Copy of Reports and Accounts to be sent to members
146.	Subject as hereinafter provided, a printed copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in general meeting, together with copies of the Directors’ and of the Auditors’ reports shall (in accordance with and subject as provided by the Statutes) not less than twenty one clear days before the date of the meeting be sent (which includes using electronic communications to send copies of the documents to such an address given by the member to the Company) to every member (whether he is or is not entitled to receive notices of general meetings of the Company) and every holder of debentures of the Company (whether he is or is not so entitled) and the Auditors and all other persons, being persons so entitled, and the requisite number of copies of these documents shall (if necessary) at the same time be forwarded to the appropriate department of the London Stock Exchange Provided That the requirements of this Article 146 shall be deemed to be satisfied in relation to members by sending to each member, where permitted by and in accordance with the Statutes and instead of the said copies, a summary financial statement derived from the Company’s annual accounts and the Directors’ report and prepared in the form and containing the information prescribed by the Statutes and any regulations made thereunder.

For the purposes of this Article, copies of those documents shall be treated as being sent to a member where the Company and the member have agreed to the member having access to those documents on a web site and the member has been notified not less than twenty one days before the date of the meeting that the documents have been published on a website, the address of the website and the location on the website of those documents and how they may be accessed.

SEALS AND AUTHENTICATION OF DOCUMENTS
Common Seal
147.	The Directors shall provide a common seal for the Company and shall have power from time to time to destroy the same and to substitute a new Seal in lieu thereof.
Official Seal
148.	The Directors may exercise the powers conferred on the Company by section 40 of the Act with regard to having an official seal solely for sealing documents creating or evidencing securities issued by the Company. Any such documents to which such official seal is affixed need not be signed by any person.
Official Seal for use abroad
149.	The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
Safe custody of seals
150.	(A)	The Directors shall provide for the safe custody of every seal of the Company. The Seal shall never be affixed to any document except by the authority of a resolution of the Directors which authority may be of a general nature and need not apply only to specific documents or transactions. Subject as in this Article 150 provided, two Directors or one Director and the secretary or some other person authorised by a resolution of the Directors shall sign autographically every instrument to which the Seal shall be affixed and, in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been duly affixed. Any certificate for shares, stock or debenture or loan stock (except where the trust deed or other instrument constituting any debenture or loan stock provides to the contrary) or representing any other form of security of the Company to which an official seal of the Company is required to be affixed need not be signed by any person.
(B)	Without prejudice to the provisions of Article 150(A), any document expressed to be made as and with the intention of creating a deed may be executed by or on behalf of the Company in any manner prescribed by the Statutes, provided always that any such document shall not be executed except with the prior authority of a resolution of the Directors.
Authentication of documents
151.	Any Director or the secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company and may certify copies thereof or extracts therefrom as true copies or extracts and, if any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Company or of the Board which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.
NOTICES
Service of notice on members
152.	A notice may be served by the Company upon any member, either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address, or at any other address in the United Kingdom which the member shall have in writing given to the Company as his address for service, or by using electronic communications to an address which the member shall have given to the Company. In this article/regulation, an address in relation to electronic communications includes any number or address used for the purposes of such communications..
When registered address not in the United Kingdom
153.	Any member whose registered address shall not be in the United Kingdom, and who shall not have given to the Company an address for service of notices in the United Kingdom, or an address to which notices may be sent using electronic communications shall not be entitled to receive any notices whatsoever, but the Directors may, if they think proper, serve any notice upon such member in manner above mentioned.
Evidence of service
154.	A notice or other document addressed to a member at his registered address or address for service in the United Kingdom, shall, if served by post, be deemed to have been served at the latest within twenty four hours if prepaid as first class and within forty eight hours if prepaid as second class, after the same shall have been posted, and in proving such service it shall be sufficient to prove that the cover containing the same was properly addressed and put into a post office. A notice or other document contained in an electronic communication shall be deemed to have been served at the expiration of forty eight hours after the time it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that notice was given.
Notice to joint holders
155.	All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and notice so given shall be sufficient notice to all the holders of such share.
Notice in case of death or bankruptcy
156.	A person entitled to a share in consequence of the death or bankruptcy of a member shall (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices or an address to which notices may be send using electronic communications) be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid, any notice or document delivered or sent by post to or left at the registered address of any member or sent to any number or address used for the purposes of electronic communications in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or joint holder.
Signature on notices
157.	The signature to any notice to be given by the Company may be written or printed.
Notice by advertisement
158.	If at any time by reason of suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least one national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at 12 noon on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.
UNTRACED SHAREHOLDERS
Untraced shareholders
159.	(A)	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission (including, without limitation and in any such case, any share or stock issued during the twelve-year period referred to below by reference to any such share or stock) if and provided only that:
(i)	for a period of twelve years no cheque, warrant or money order sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the member or the person entitled by transmission to the Company to which cheques, warrants and money orders are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission, provided that, in any such period of twelve years, the Company has paid at least three dividends (whether interim, final, special or otherwise) and no such dividend has been claimed;

(ii)	the Company has at the expiration of the said period of twelve years by advertisement in one national daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (i) of this Article 159(A) is located given notice of its intention to sell such share or stock;

(iii)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and

(iv)	the Company has first given notice in writing to the Quotations Department (or other appropriate department) of the London Stock Exchange of its intention to sell such shares or stock.
To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by placing all moneys in respect thereof in a separate account which shall be a permanent debt of the Company (provided always that the Company shall not be liable to earn any interest thereon nor to account for any interest thereon) and the Company shall be deemed to be a debtor (and not a trustee) in respect thereof for such member or other person. Monies placed in such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit.

(B)	The Company shall be entitled to cease sending dividend warrants, cheques or money orders by post to any member if such warrants, cheques or money orders have been returned undelivered or left uncashed on two consecutive occasions.
AUDITORS
Appointment of Auditors
160.	The provisions of the Statutes as to the appointment, powers, rights, remuneration and duties of the Auditors shall be complied with.
Acts of Auditors valid
161.	Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.
Notices to Auditors
162.	The Auditors shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors of the Company.
MISCELLANEOUS
Division of assets in specie
163.	The liquidator on any winding-up of the Company (whether voluntary or under supervision or compulsory) may, with the authority of an extraordinary resolution and after deduction of any provision made under section 187 of the Insolvency Act 1986 and section 719 of the Act, divide among the members in kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind, or shall consist of properties of different kinds, and for such purpose may set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between members or classes of members but so that if any such division shall be otherwise than in accordance with the existing rights of the members, every member shall have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with section 110 of the Insolvency Act 1986.
Indemnity against claims in respect of shares
164.	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment, or empowers any government or taxing authority or government official to require the Company to make any payment, in respect of any shares held either jointly or solely by any member or in respect of any dividends or other monies due or payable or accruing due or which may become due or payable to such member by the Company or in respect of any such shares or for or on account or in respect of any member in consequence of:
(A)	the death of such member;

(B)	the non-payment of any income tax or other tax by such member in respect of any shares in the Company or dividend or other payment in respect of such shares; or

(C)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member or by or out of his estate;

the Company in every such case:

(D)	shall be fully indemnified by such member or his executor or administrator from all liability arising by virtue of such law; and

(E)	may recover as a debt due from such member or his executor or administrator (wherever constituted or residing) any monies paid by the Company under or in consequence of any such law, together with interest thereon at the rate of 15 per cent. per annum thereon from the date of payment to the date of repayment.
Nothing contained in this Article shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his executor, administrator, and estate wherever constituted or situated, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.
Indemnity and Insurance
165.	(A)	Subject to the provisions of the Statutes but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a Director or other officer of the Company (excluding the Auditors) may be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities (together “Liability” or “Liabilities”) which he may sustain or incur in or about the actual or purported execution and/or discharge of the duties of his office and/or the exercise or purported exercise of his powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any Liability suffered or incurred by him in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations or proceedings, whether civil or criminal, or in connection with any application under section 144(3) or (4) or section 727 of the Act.

The Company may also, subject to the provisions of the Statutes, provide funds to any Director or other officer (excluding the Auditors) or do anything to enable a Director or other such officer to avoid incurring expenditure of the nature described in section 337A of the Act.
(B)	The Company may effect, purchase and maintain such insurance for Directors, the Auditors and other officers of the Company as is mentioned in section 310(3)(a) of the Act.